Exhibit 21.1



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                              List of Subsidiaries


Wholly Owned Subsidiary                                   State of Incorporation

Brevard Medical Center, Inc.                                  Delaware
National HMO (New York), Inc.                                 Delaware
National HMO Corp. of
 Elizabeth, Inc.                                              New Jersey
Health Acquisition Corp.                                      New York
  d/b/a Allen Health Care
  Services
Boro Medical Corp.                                            Florida
First Health, Inc.                                            Florida
Nurse Care, Inc.                                              Connecticut
New England Home Care, Inc.                                   Connecticut